Double Eagle Petroleum Company
P. O. Box 766 • Casper, WY 82602 • 1-307-237-9330 • Fax: 1-307-266-1823

From the desk of Steve Hollis, President

FOR RELEASE AT 7:00 AM, EDT
Date: 10/29/2007

Double Eagle Petroleum Announces Conference Call

CASPER, Wyo., October 29, 2007/PRNewswire-FirstCall/ — Double Eagle Petroleum Co. (NASDAQ: DBLE) today announced that it will have a telephone conference call to discuss third quarter 2007 financial and operating results. The call will be held at 10:00 a.m. Mountain Time, on Thursday, November 8, 2007, and all interested parties are invited to participate.

The conference call information is as follows:

Participant Dial-in number:	1-800-434-1335
Participant Direct-dial number:	1-404-920-6442
Please Request:	Double Eagle – Third Quarter Earnings 2007
Participant Code:	279347

A playback will be available for two weeks after the actual call at 1-800-704-9804, with the playback conference code of 422499#. As soon as practical after the conference call, a playback of the call will also be available on the Double Eagle web site at www.dble.us.

About Double Eagle

Founded in 1972, Double Eagle Petroleum Co. explores for, develops, and sells natural gas and crude oil, with natural gas constituting more than 95% of its production and reserves. The Company’s current development activities are in its Atlantic Rim coal bed methane play and in the Pinedale Anticline in Wyoming. Its current exploration activities involve projects in southwestern Wyoming, Nevada and other Rocky Mountain states.

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This release may contain forward-looking statements regarding Double Eagle Petroleum Co.’s future and expected performance based on assumptions that the Company believes are reasonable. No assurances can be given that these statements will prove to be accurate. A number of risks and uncertainties could cause actual results to differ materially from these statements, including, without limitation, decreases in prices for natural gas and crude oil, unexpected decreases in gas and oil production, the timeliness, costs and results of development and exploration activities, unanticipated delays and costs resulting from regulatory compliance, and other risk factors described from time to time in the Company’s Forms 10-K and 10-Q and other reports filed with the Securities and Exchange Commission. Double Eagle undertakes no obligation to publicly update these forward-looking statements, whether as a result of new information, future events or otherwise.

Company Contact:

John Campbell

(303) 794-8445